UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2003

GENE LOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23317 (Commission File No.)	06-1411336 (IRS Employer Identification No.)

708 Quince Orchard Road
Gaithersburg, Maryland 20878
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 987-1700

     On April 3, 2003, Gene Logic filed a Current Report on Form 8-K stating that it had completed the acquisition and that the financial statements and pro forma financial information required by Item 7 would be filed thereafter. This amended Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired

     Audited financial statements of TherImmune Research Corporation as of December 31, 2002 and for the year then ended, including notes thereto, are attached as exhibit 99.2 hereto.

     (b)  Pro Forma Financial Information

     Unaudited pro forma balance sheet as of December 31, 2002 and unaudited pro forma statement of operations for the year ended December 31, 2002, including notes thereto, are attached as Exhibit 99.3 hereto.

     (c)  Exhibits

Exhibit
No.	Description

2.1	Agreement and Plan of Merger dated February 25, 2003, by and among Gene Logic Inc., TherImmune Research Corporation, GLA II Corp., a Delaware corporation and wholly owned subsidiary of Gene Logic Inc., and Edward J. Krause, III, solely in his capacity as Securityholders’ Representative. *

10.77	Employment Agreement dated April 1, 2003, by and between Registrant and Stephen J. Trevisan. *

99.1	Press Release dated April 1, 2003. *

99.2	Audited financial statements of TherImmune Research Corporation as of December 31, 2002 and for the year then ended, including notes thereto.

99.3	Unaudited pro forma balance sheet as of December 31, 2002 and unaudited pro forma statement of operations for the year ended December 31, 2002, including notes thereto.

23.1	Consent of Reznick Fedder & Silverman, Independent Auditors.

*	previously filed.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENE LOGIC INC.

Dated: June 2, 2003	By:	/s/ Philip L. Rohrer, Jr.

Philip L. Rohrer, Jr. Chief Financial Officer

EXHIBIT INDEX

     The following exhibits are filed as part of this amended Current Report on Form 8-K:

Exhibit
No.	Description

2.1	Agreement and Plan of Merger dated February 25, 2003, by and among Gene Logic Inc., TherImmune Research Corporation, GLA II Corp., a Delaware corporation and wholly owned subsidiary of Gene Logic Inc., and Edward J. Krause, III, solely in his capacity as Securityholders’ Representative. *

10.77	Employment Agreement dated April 1, 2003, by and between Registrant and Stephen J. Trevisan. *

99.1	Press Release dated April 1, 2003. *

99.2	Audited financial statements of TherImmune Research Corporation as of December 31, 2002 and for the year then ended, including notes thereto.

99.3	Unaudited pro forma balance sheet as of December 31, 2002 and unaudited pro forma statement of operations for the year ended December 31, 2002, including notes thereto.

23.1	Consent of Reznick Fedder & Silverman, Independent Auditors.

*	previously filed.